UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Saw Mill River Road, Ardsley, NY		10502
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 347-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value per share	ACOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 3, 2022, Acorda Therapeutics, Inc. (the “Company”) announced that John Varian was elected to the Company’s Board of Directors effective January 1, 2022, to fill one of the existing vacancies in the Board’s Class I Directors, whose term expires at the Company’s 2024 annual meeting of stockholders.

Upon his appointment to the Board of Directors, Mr. Varian became entitled to compensation in accordance with our Directors Compensation Policy. Pursuant to this policy as currently in effect, each of our Directors receives a base annual cash retainer of $50,000. In the case of a Director who is elected to the Board of Directors other than at an annual meeting of our stockholders, such as Mr. Varian, the retainer will be prorated based on the portion of the current term (which ends with our next annual meeting) that he will serve as a member of the Board of Directors. Also, as a new member of the Board of Directors, Mr. Varian has been awarded an initial stock option grant for 20,000 shares of our common stock, and he will be entitled to receive annual stock option grants. Under the Directors Compensation Policy, annual stock option grants are made each year on the date of our annual meeting of stockholders. Currently, our Directors receive an annual stock option grant for 10,000 shares of our common stock. Options awarded to our Directors vest over a one-year period in equal quarterly installments, have a ten-year term (which may be shortened if a Director’s membership on our Board terminates), and have an exercise price equal to the fair market value of our common stock on the date of grant (equal to the closing price of our common stock on the Nasdaq market on the date of grant or, if such date is a non-trading day, the date immediately prior to such date of grant). In the case of a new Director such as Mr. Varian, who was not first elected to our Board at an annual meeting of stockholders, his first annual stock option grant will be awarded when his initial stock option grant is fully vested (i.e., on the first anniversary of his election to the Board), and the amount of that first annual award will be prorated based on the period of time between the grant date of the annual award and the date of our 2023 annual meeting. Our Directors are also reimbursed for appropriate expenses related to their service on our Board.

Neither Mr. Varian nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported by the Company under Item 404(a) of Regulation S-K, nor is Mr. Varian a party to any arrangement or understanding pursuant to which he was elected to our Board of Directors.

Also, the Company is reporting that is has entered into a consulting agreement with Burkhard Blank, M.D., the Company’s former Chief Medical Officer. The Company entered into the consulting agreement in connection with Dr. Blank’s previously reported departure at the end of 2021. Pursuant to the consulting agreement, which was effective as of January 1, 2022, Dr. Blank is serving as the Company’s interim Head of Drug Safety and will provide other specified services for up to 10 hours per week in exchange for a monthly retainer of $20,000. The consulting agreement contemplates that Dr. Blank will provide services through the end of the second quarter of 2022, but it may be terminated sooner by either party or extended by mutual agreement of the parties.

Lastly, the Company is reporting it has entered into an amendment to its employment agreement with Lauren Sabella as an incentive for her to continue with the Company as its Chief Operating Officer. Pursuant to the amendment, (i) Ms. Sabella will be entitled to the full amount of her target bonus payout under the Company’s 2021 non-equity incentive compensation program; (ii) if at any time in 2022, but not before April 1, 2022, Ms. Sabella resigns and the Company has not sent her notice of termination for “Cause” and she has not sent the Company notice of termination for “Good Reason” (as those terms are defined in her employment agreement), she will be entitled to the non-change in control severance and other benefits contained in Section 6(a) of her employment agreement except that her right to a pro-rated 2022 bonus would be modified to provide that (x) it would be based on the same corporate and personal scoring method used for determining other 2022 executive bonuses and not based on her 2022 target bonus, and (y) it would be paid in 2023 when paid by the Company to employees generally (subject to her executing the Company’s standard release in connection with her termination); and (iii) if Ms. Sabella becomes entitled to receive the non-change in control severance and other benefits contained in Section 6(a) of her employment agreement, (x) she will be entitled to receive severance payments for the full 12-month severance period specified in Section 6(a)(i) of her employment agreement regardless of whether she obtains other, comparable employment, and (y) the 90-day post-employment period specified in Section 6(a)(iv) of her employment agreement for her exercise of vested options and stock appreciation rights will be extended to be the full 12-month severance period, subject to the conditions specified in that provision.

A copy of the press release announcing Mr. Varian’s election to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

January 6, 2022	By:	/s/ Michael Gesser
Name: Michael Gesser
Title: Chief Financial Officer